UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 14, 2005

GOLDEN MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51041	98-0436982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong
(Address of Principal Executive Office)

Registrant’s Telephone Number, including area code: 852-2736-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant

On June 14, 2005, there was a change of control.  On that date, Chun Ka Tsun and Chan Tsz King acquired control of the Company through purchase of a total of 6,790,000 shares, or 97% of the Company’s issued and outstanding shares.  The transaction was completed pursuant to the terms of a Stock Purchase Agreement dated June 14, 2005.

The purchase price for the shares was $40,000, or approximately $0.0059 per share, of which $15,000 was paid in cash at closing.  The balance is due within 60 days after closing. The purchasers used personal funds to complete the purchase.

The following table shows the share ownership of the Company before and after the closing under the Stock Purchase Agreement:

Name of Shareholder	Share Ownership Prior to Closing	Percent of Class	Share Ownership Following Closing	Percent of Class
First Asia Private Equity Investment	5,000,000	71.42%	0	0
Wong Lap Woon	1,000,000	14.29%	0	0
Li Sze Tang	1,000,000	14.29%	210,000	3%
Chun Ka Tsun	0	0	3,430,000	49%
Chan Tsz King	0	0	3,360,000	48%
TOTAL	7,000,000	100%	7,000,000	100%

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 14, 2005, Wong Lap Woon resigned as a director and as Secretary of the Company in conjunction with closing under the Stock Purchase Agreement.  The resignation was not the result of any disagreement with the Company.

In conjunction with closing under the Stock Purchase Agreement, on June 14, 2005, Chun Ka Tsun was appointed as a member of the Company’s board of directors to fill the vacancy created by the resignation of Wong Lap Woon.   On the same date, Mr. Chun was also appointed as CEO of the Company.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had, or is to have, a direct or indirect material interest.

The new director has not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Biographical information regarding the newly appointed officer and director follows:

Chun Ka Tsun, age 32, was appointed as a director and as CEO of the Company on June 14, 2005.   For the past 13 years Mr. Chun has been self employed as a business management consultant.  He has experience in corporate finance transactions, mergers and acquisitions, project financing, direct investments, company restructuring and capital fund raising activities.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws;  Change in Fiscal Year

On June 15, 2005, the Company’s Board of Directors made the determination to change the Company’s fiscal year from September 30 to June 30.  The Company will file a transition report on Form 10KSB for the transition period ending June 30, 2005.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1

Stock Purchase Agreement dated June 14, 2005, between Li Sze Tang, Wong Lap Woon and First Asia Private Equity Investment Limited, as Sellers, Chun Ka Tsun and Chan Tsz King, as Buyers, and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GOLDEN MEDIA, INC (Registrant)

Date: June 20, 2005	/s/ Chun Ka Tsun, Chief Executive Officer

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